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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345, 333-59132 and 333-70444) and Form S-3 (File No. 333-36498) of our
report dated January 29, 2002, on our audits of the consolidated financial statements and the financial statement schedule of Parker Drilling Company and its subsidiaries as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
March 13, 2002